EXHIBIT 23.1
PRICEWATERHOUSECOOPERS LLP
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-134811) of IMAX Corporation of our report dated June 30, 2009 relating to the financial statements and financial statement schedules of the IMAX Corporation 401(k) Retirement Plan, which appears in this Form 11-K.
/s/  PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Toronto, Canada
June 30, 2009

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